UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2006

Pacific Capital Bancorp

(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1021 Anacapa Street, Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2006, the board of directors of Pacific Capital Bancorp (the “Company”) approved an amendment to Section 5.3 (Indemnification of Agents) of the bylaws of the Company to conform the list of covered persons set forth under Section 5.3.2. (Liability Insurance) to the list of covered persons set forth under Section 5.3.1 (Right to Indemnify). Specifically, the amendment added “committee members or other representatives” to the list of covered persons under Section 5.3.2, such that the section now reads in its entirety:

“5.3.2 Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any of its directors, officers, committee members or other representatives, employees or agents insuring against liability asserted against or incurred by any such person in such capacity, whether or not the Corporation would be empowered to indemnify such person under the provisions of this Section 5.”

The Amended and Restated Bylaws of the Company are filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Pacific Capital Bancorp

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC CAPITAL BANCORP

Date: February 23, 2006
/S/ CAROL M. ZEPKE
Carol M. Zepke
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Pacific Capital Bancorp